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                                                                     EXHIBIT 5.0


Writer's Direct Line: (614) 628-0788
Writer's E-Mail Address: mas@cpmlaw.com

                                              December 22, 2000

Unitrend, Inc.
4665 West Bancroft
Toledo, OH 43615

               Re: Registration Statement on Form SB-2 Filed by Unitrend, Inc. with the Securities and Exchange Commission

Ladies and Gentlemen:

     We have acted as counsel for Unitrend, Inc., a Nevada corporation (the "Company"), in connection with proposed public offering of up to 4,000,000 shares of common stock, no par value (the "Shares") pursuant to a Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission (the "Registration Statement"). In connection with the foregoing, we have been requested by you to render an opinion with respect to the issuance of sale of the Shares.

     In connection with the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, as being true copies of the Articles of Incorporation, as amended, and the By-laws of the Company, applicable records of corporate proceedings of the Company, and such other documents, certificates or corporate or other records as we have deemed necessary as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of originals of such copies.

     Based on the foregoing, we are of the opinion that the Shares will be duly authorized, and when certificates therefore have been duly executed, delivered and paid for in accordance with the terms of the offering, will be validly issued, fully paid and non-assessable.

     We hereby consent to (i) being it named in the Registration Statement under the heading "Legal Matters" and (ii) the filing of this opinion as an Exhibit to the Registration Statement.

                                              CARLILE PATCHEN & MURPHY LLP